Exhibit 10.5

FORM OF NON-REDEMPTION AND SUPPORT AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of [  ], 2026 by and among NewHold Investment Corp III, a Cayman Islands exempted company with limited liability (“NHIC”), NewHold Industrial Technology III LLC, a Delaware limited liability company (the “Sponsor”), NewCleo Ltd., a private limited company incorporated under the laws of England and Wales (“newcleo” and following the Business Combination (as defined below), “PubCo”) and the undersigned investor (the “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA (as defined below).

RECITALS

WHEREAS, the Sponsor currently holds NHIC’s Class B ordinary shares, par value $0.0001 per share, initially purchased in a private placement prior to NHIC’s initial public offering (the “Founder Shares”);

WHEREAS, on [  ], 2026, NHIC, newcleo, newcleo1 Ltd., a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of newcleo (“Merger Sub 1”), and newcleo2 Ltd., a Cayman Islands exempted company limited by shares and a direct wholly owned subsidiary of newcleo (“Merger Sub 2”) entered into a Business Combination Agreement (as amended, restated, modified or supplemented from time to time, the “BCA”);

WHEREAS, on the terms and subject to the conditions set forth in the BCA and in accordance with the applicable provisions of the Cayman Companies Act (Revised), the parties thereto desire to consummate a business combination transaction, whereby (a) at the First Merger Effective Time, Merger Sub 1 will merge with and into NHIC, and as a result of which the separate corporate existence of Merger Sub 1 will cease and NHIC will continue as the surviving company in such merger and as a wholly owned subsidiary of newcleo and (b) at the Second Merger Effective Time, First Merger Surviving Company will merge with and into Merger Sub 2, and as a result of which the separate corporate existence of First Merger Surviving Company will cease and Merger Sub 2 will continue as the surviving company in such merger and as a wholly owned subsidiary of newcleo (the transactions described in the foregoing clauses (a) and (b), together with the other Transactions, the “Business Combination”);

WHEREAS, NHIC expects to hold an extraordinary general meeting (the “BCA Meeting”) for the purpose of approving the Business Combination, among other things;

WHEREAS, the SPAC Articles provide that a shareholder of NHIC may redeem its SPAC Class A Ordinary Shares (the “Class A Ordinary Shares”), initially sold as part of the units in NHIC’s initial public offering (whether they were purchased in NHIC’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) in connection with the approval of the Business Combination, on the terms set forth in the Memorandum and Articles of Association (“Redemption Rights”);

WHEREAS, the Investor is the record and beneficial owner of the number of Class A Ordinary Shares set forth on the signature page hereto (together with any other shares, capital stock or any other equity interests, as applicable, of NHIC that the Investor holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject NHIC Equity Securities”);

WHEREAS, subject to the terms and conditions of this Agreement, Investor is willing to forego the exercise of its Redemption Rights in connection with the Business Combination, or to validly rescind any previously submitted redemption demand, of certain of the Public Shares held by such Investor upon the terms set forth herein, in connection with which the Sponsor desires to surrender to NHIC and forfeit for no consideration its rights to receive Company Ordinary Shares in respect of the number of Founder Shares set forth on Exhibit A (the “Forfeited Shares”) and newcleo desires to cause to be issued to Investor that number of Company Ordinary Shares set forth opposite such Investor’s name on Exhibit A in connection with the completion of the Business Combination (the “Reallocated Sponsor Shares”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Terms of Forfeiture and Issuance.

1.1.	Upon the terms and subject to the conditions of this Agreement, Investor agrees (i) not to, and shall not submit a request to NHIC’s transfer agent to, exercise (or if already exercised, Investor shall validly rescind) its Redemption Rights with respect to such Investor Shares in connection with the BCA Meeting and (ii) to waive any other rights that it may have to elect to have NHIC redeem any Investor Shares and agrees not to redeem or otherwise exercise any other redemption rights with respect to, the Investor Shares and to reverse, rescind and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Business Combination. For the avoidance of doubt, nothing in this Agreement is intended to (i) restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, (ii) to trade any Public Shares (other than the Investor Shares) in its discretion and at any time, or (iii) trade or redeem any Investor Shares in its discretion at any time after the Redemption Deadline, provided that Investor has validly waived, rescinded or revoked any redemption election with respect to the Investor Shares in accordance with this Agreement. In consideration for Investor’s compliance with the terms of this Agreement (including this Section 1.1 and Section 1.4) then substantially concurrently with the closing of the Business Combination (i) the Sponsor hereby agrees to surrender and forfeit for no consideration the Forfeited Shares (such surrender and forfeiture, the “Share Cancellation”) and (ii) newcleo hereby agrees to cause to be issued to Investor for no additional consideration the Reallocated Sponsor Shares (such issuance, the “Share Issuance”). “Investor Shares” shall mean an amount of the Public Shares presently held by Investor equal to the lesser of (i) [ ] Public Shares and (ii) such number of Public Shares that would not result in Investor, together with its affiliates and any other persons whose ownership would be aggregated with Investor’s for purposes of Section 13(d) or Section 16 of the Exchange Act, beneficially owning more than 9.9% of the PubCo ordinary shares outstanding immediately after the closing of the Business Combination, after giving effect to the Business Combination, the PIPE Investment (as defined in the BCA), the Share Issuance and all redemptions, issuances and conversions occurring in connection therewith. If the number of Investor Shares is reduced pursuant to clause (ii) of the foregoing sentence or otherwise, (i) the number of Reallocated Sponsor Shares shall be reduced proportionately and (ii) Investor shall provide evidence of Investor’s ownership of the Investor Shares sufficient to evidence Investor’s beneficial ownership in order to receive Investor’s Reallocated Sponsor Shares.

1.2.	The parties hereto hereby agree that the Share Issuance and Share Cancellation shall be subject to the consummation of the Business Combination. Concurrently with the consummation of the Business Combination, PubCo shall cause the Share Issuance to Investor (or its permitted transferees) through PubCo’s transfer agent free and clear of any liens or other encumbrances, other than restrictions imposed by applicable securities laws, the Joinder and any successor or similar agreement entered into in connection with the Business Combination, in each case on terms no less favorable to Investor and no more restrictive than those applicable to the Sponsor. The Sponsor, NHIC and newcleo covenant and agree to facilitate such Share Issuance to Investor (or its permitted transferees) in accordance with the foregoing. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.3	Agreement to Vote. At any general meeting of the shareholders of NHIC, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of NHIC is sought from the date hereof until the earlier of (x) the Closing and (y) such date and time as the BCA is terminated in accordance with Section 9.1 thereof (the earlier of (x) and (y), the “Expiration Time”), the Investor shall (a) appear at each such general meeting in person or by proxy or otherwise and, in any case, cause all of its Subject NHIC Equity Securities to be counted as present thereat for purposes of calculating a quorum and (b) vote (or cause to be voted), or execute and deliver a written resolution (or cause a written resolution to be executed and delivered) covering, all of its Subject NHIC Equity Securities: (i) in favor of each of the SPAC Shareholder Approval Matters; (ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the SPAC Shareholder Approval Matters); (iii) against any merger agreement, business combination agreement, merger, amalgamation, share exchange, asset acquisition, share purchase, scheme of arrangement, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by NHIC or any public offering of any equity securities of NHIC (other than the SPAC Shareholder Approval Matters); (iv) against any change in the business, management or board of directors of NHIC (other than in connection with the SPAC Shareholder Approval Matters); (v) against any proposal, action or agreement that would or would reasonably be expected to (A) impede, interfere with, delay, frustrate, prevent, result in termination or failure to consummate of, or nullify any provision of, this Agreement, the BCA or any other Transaction Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Investor under this Agreement or of NHIC under the BCA or any other Transaction Agreement, (C) result in any of the conditions set forth in Article VIII of the BCA not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of share capital of, NHIC; and (vi) for any proposal to adjourn or postpone the applicable general meeting of the shareholders of NHIC to a later date if (and only if) there are not sufficient votes for approval of the SPAC Shareholder Approval Matters.

1.4.	Forfeitures, Transfers, etc. Investor acknowledges that, pursuant to the Amended and Restated Limited Liability Company Agreement of the Sponsor (as it will exist by the date of the BCA Meeting, the “Sponsor LLC Agreement”), prior to, or at the time of, the Business Combination, the managers of the Sponsor have the authority to cause the Sponsor to subject the Founder Shares to earn-outs, forfeitures, transfers or other restrictions, or amend the terms under which the Founder Shares were issued or any restrictions or other provisions relating to the Founder Shares set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares, and that the managers are authorized to effectuate such earn-outs, forfeitures, transfers, restrictions, amendments or arrangements, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Investor acknowledges that, following the Business Combination, the Reallocated Sponsor Shares shall be subject to the A&R Articles of Association. Until termination of this Agreement, the Sponsor shall not transfer any of its Forfeited Shares.

1.5.	Assignment of Registration Rights. Investor shall be entitled to registration rights set forth in that certain Registration Rights Agreement, by and among NHIC, the Sponsor, and certain security holders thereto (as it may be amended from time to time, the “Registration Rights Agreement”), and, at the time of the closing of the Business Combination, Investor shall enter into an amended and restated Registration Rights Agreement by and among PubCo, Investor and other parties thereto, pursuant to which PubCo will grant certain registration rights to Investor relating to the Reallocated Sponsor Shares.

1.6.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the Expiration Time, (b) the failure of NHIC’s shareholders to approve the Business Combination at the BCA Meeting, (c) the fulfillment of all obligations of parties hereto, (d) the liquidation or dissolution of NHIC prior to the consummation of the Business Combination, (e) the mutual written agreement of the parties hereto, or (f) if Investor exercises its Redemption Rights (or fails to rescind or revoke a prior exercise of its Redemption Rights) with respect to any Investor Shares in connection with the BCA Meeting and the Investor Shares are actually redeemed in connection with the BCA Meeting. Notwithstanding any provision in this Agreement to the contrary, PubCo’s obligation to cause to be issued the Reallocated Sponsor Shares to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Sections 1.1 and 1.3 herein and (ii) the consummation of the Business Combination.

1.7.	Restrictions on Transfer; Trust Account; Redemption Rights.

1.7.1.

Investor agrees that through the deadline for exercising Redemption Rights (the “Redemption Deadline”) in connection with the BCA Meeting, neither Investor nor any person acting on its behalf or pursuant to any understanding with Investor shall, directly or indirectly, with respect to any Investor Shares, (a) engage in any hedging transactions or Short Sales (as defined below), (b) offer for sale, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, derivative, hedging or other agreement or arrangement with respect to the transfer or economic disposition of, any Investor Shares, other than to an affiliate or managed account of Investor that executes a joinder to this Agreement, or (c) take any action that would reasonably be expected to prevent or materially delay Investor’s performance of its obligations hereunder. “Short Sales” shall mean and include, without limitation, all “short sales” as defined in Rule 200 under Regulation SHO, as well as any direct or indirect short sale, forward sale contract, option, put, call, swap, total return swap or other derivative or hedging arrangement that transfers, in whole or in part, the economic consequences of ownership of any securities of NHIC or PubCo.

1.7.2.	Investor acknowledges and agrees that the Reallocated Sponsor Shares are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of NHIC’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

1.8.	Unregistered Shares. Investor acknowledges and understands the Reallocated Sponsor Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer the Reallocated Sponsor Shares, such Reallocated Sponsor Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Reallocated Sponsor Shares or any interest therein is proposed to be made other than pursuant to an effective registration statement or pursuant to any other available exemption from the registration requirements of the Securities Act, as a condition precedent to any such transfer, Investor may be required to deliver to PubCo an opinion of counsel (including investor counsel) satisfactory to PubCo that registration is not required with respect to the Reallocated Sponsor Shares to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Reallocated Sponsor Shares.

2.	Representations and Warranties of Investor. Investor represents and warrants to the other parties hereto that:

2.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Reallocated Sponsor Shares.

2.2.	Accredited Investor. Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.	Intent. Investor is acquiring the Reallocated Sponsor Shares solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell the Reallocated Sponsor Shares to or through any person or entity except as may be permitted hereunder.

2.6.	Risk of Loss. Investor is aware that an investment in the Reallocated Sponsor Shares is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Reallocated Sponsor Shares, including those restrictions described or provided for in this Agreement. Investor is able to bear the economic risk of its investment in the Reallocated Sponsor Shares for an indefinite period of time and able to sustain a complete loss of such investment.

2.7.	Independent Investigation. Such Investor is a sophisticated investor and has adequate information concerning the business and financial condition of NHIC and newcleo to make an informed decision regarding this Agreement and the Transactions, and has independently and without reliance upon NHIC or newcleo and based on such information as such Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Investor acknowledges that NHIC and newcleo have not made and do not make any representation or warranty to such Investor, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Investor acknowledges that the agreements contained herein with respect to the Subject NHIC Equity Securities held by such Investor are irrevocable.

2.8.	Organization and Authority. If such Investor is not an individual, such Investor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Investor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Investor. Such Investor has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Investor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Investor, enforceable against such Investor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Investor.

2.9.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Reallocated Sponsor Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Reallocated Sponsor Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Reallocated Sponsor Shares. Investor’s subscription and payment for and continued beneficial ownership of the Reallocated Sponsor Shares will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.11.	No Conflicts. The execution and delivery of this Agreement by such Investor does not, and the performance by such Investor of its obligations hereunder will not, (i) if such Investor is not an individual, conflict with or result in a violation of the Governing Documents of such Investor, (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Investor or the Subject NHIC Equity Securities), or (iii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of NHIC, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay or impair the performance by such Investor of its obligations under this Agreement.

2.12.	No Advice. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor and NHIC explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, NHIC, the Reallocated Sponsor Shares, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13	No Litigation. There is no Action pending against Investor, or to the knowledge of such Investor, threatened against such Investor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay or impair the performance by such Investor of its obligations under this Agreement. To the knowledge of such Investor, there is no outstanding Governmental Order imposed upon such Investor which would prevent, enjoin or materially delay or impair the performance by such Investor of its obligations under this Agreement. There is no unsatisfied judgment or open injunction imposed upon such Investor. There is no Action that such Investor has pending against any other Person.

2.14.	Reliance on Representations and Warranties. Investor understands that the Reallocated Sponsor Shares are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the parties are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.15.	No General Solicitation. Investor is not subscribing for the Reallocated Sponsor Shares as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.16.	Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by Investor for which the newcleo, NHIC or any of their respective Affiliates may become liable.

2.17.	No Manipulation. Investor is not entering into this Agreement or the transactions contemplated hereby to create actual or apparent trading activity in any securities of NHIC or PubCo, to raise or depress or otherwise manipulate the price of any securities of NHIC or PubCo or otherwise in violation of the Exchange Act.

5.	Trust Account. Subject to NHIC’s determination, in its sole discretion, otherwise to mitigate the risk that NHIC may be deemed an investment company for purposes of the Investment Company Act of 1940, as amended, until the earlier of (a) the consummation of the Business Combination; (b) the liquidation of the Trust Account; and (c) 24 months from consummation of NHIC’s initial public offering or such later time as the shareholders of NHIC may approve in accordance with the SPAC Articles, NHIC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. NHIC further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares in connection with a liquidation of NHIC if it does not effect a business combination prior to its termination date.

6.	Disclosure; Waiver. NHIC shall (i) by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement, issue a press release disclosing the material terms of the transactions contemplated hereby, and (ii) file with the United States Securities and Exchange Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Agreement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. NHIC agrees that the name of the investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that NHIC and the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Sponsor, PubCo, NHIC or any of their respective officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving NHIC, including without limitation, any claims arising under Rule 10b-5 of the Exchange Act; and (iii) is aware that NHIC and the Sponsor are relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 6, in connection with the transactions contemplated by this Agreement. From and after the filing of the Disclosure Document, NHIC represents to the Investor that it shall have publicly disclosed all material, non-public information regarding NHIC or newcleo delivered to the Investor by or on behalf of NHIC, newcleo or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

7.	Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor, NHIC, newcleo and the Sponsor as, and NHIC, newcleo and the Sponsor acknowledge that Investor, NHIC, newcleo and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor, NHIC, newcleo and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and NHIC, newcleo and the Sponsor acknowledges that Investor, NHIC, newcleo and the Sponsor are not acting in concert or as a group, and NHIC, newcleo and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

8.	Most Favored Nation. In the event that, prior to the Redemption Deadline, the Sponsor or NHIC enter into one or more other non-redemption agreements in connection with the BCA Meeting, the Sponsor and NHIC represent that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any such more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same. For the avoidance of doubt, this Section 8 shall not apply to the PIPE Investment (as defined in the BCA), any forward purchase agreement, backstop, deferred redemption agreement, financing, exchange, settlement, commercial arrangement or other transaction that is not substantially similar to this Agreement.

9.	Incorporation by Reference. Sections 1.2 (Construction), 10.2 (Waiver), 10.3 (Notices), 10.4 (Assignment), 10.5 (Rights of Third Parties), 10.7 (Governing Law; Jurisdiction), 10.8 (Waiver of Jury Trial), 10.11 (Amendments), 10.10 (Entire Agreement), 10.13 (Severability), 10.14 (Headings; Counterparts), 10.16 (Non-Recourse) and 10.17 (Non-Survival) of the BCA are incorporated herein and shall apply to this Agreement mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

By:
Name:	[ ]
Title:	[ ]

NHIC:

NEWHOLD INVESTMENT CORP III

By:
Name:	[ ]
Title:	[ ]

SPONSOR:

NEWHOLD INDUSTRIAL TECHNOLOGY III LLC

By:
Name:	[ ]
Title:	[ ]

COMPANY:

NEWCLEO LTD.

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Number of Reallocated Sponsor Shares*
Address: [_]	The number of Investor Shares determined as of the next business day following the Redemption Deadline multiplied by 0.1, rounded down to the nearest whole share.
SSN/EIN: [_]:

*	The Forfeited Shares will equal the number of Reallocated Sponsor Shares.

9